UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 14, 2006
(Date of Earliest Event Reported)

On Assignment, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of Principal Executive Offices)		(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR       240.14d- 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR       240.13e-  4(c))

Item 1.01               Entry into a Material Definitive Agreement.

First Amendment to Dameris Senior Executive Agreement

On December 14, 2006, On Assignment, Inc. (the “Company”) entered into the First Amendment to Dameris Senior Executive Agreement with Peter Dameris (the “Amendment”), effective from and after August 1, 2006.  Pursuant to the terms of the Amendment, Mr. Dameris will continue to serve as the Chief Executive Officer and President of the Company through December 31, 2009 with automatic one-year renewals, unless Mr. Dameris or the Company provides 90-days’ notice of nonrenewal.

Base Salary; Annual Bonus

Mr. Dameris will receive a base salary of $550,000 per year, subject to increase in accordance with the Company’s normal executive compensation practices.  With respect to calendar year 2006, Mr. Dameris will be eligible to receive an annual bonus in an amount of up to 120% of Mr. Dameris’ annual base salary, based on the satisfaction of performance goals established and evaluated by the Company.

Stock Option Grants

In addition, on December 14, 2006, pursuant to the Amendment and under the Company’s Restated 1987 Stock Option Plan (As Amended and Restated April 7, 2006) (the “Equity Plan”), Mr. Dameris was granted an incentive stock option to purchase 500,000 shares of the Company’s common stock (the “Initial Stock Option”) at an exercise price per share equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on that day (the “Fair Market Value”).  Such common stock shall vest and become exercisable, subject to Mr. Dameris’ continued employment with the Company through each vesting date as follows: 11% on December 31, 2006, 1.83% on the last day of each month in 2007, 2.83% on the last day of each month in 2008, 1.83% on the last day of each month in 2009 and 0.92% on the last day of each month in 2010.  On January 2, 2007, pursuant to the Equity Plan, the Company will grant Mr. Dameris an additional incentive stock option to purchase 188,000 shares of the Company’s common stock (the “Subsequent Stock Option”) at an exercise price equal to the Fair Market Value, which shares of common stock will vest and become exercisable, subject to Mr. Dameris’ continued employment with the Company through each vesting date as follows: 11% immediately and 1.83% on the last day of each month in 2007, 2.83% on the last day of each month in 2008, 1.83% on the last day of each month in 2009 and 0.92% on the last day of each month in 2010.

Time-Vesting Restricted Stock Unit Grants

On January 2, 2007, the Company will grant to Mr. Dameris, pursuant to the Equity Plan, a number of restricted stock units (“RSUs”) covering shares of the Company’s common stock with a Fair Market Value of $500,000, which shares of common stock will vest on the third anniversary of the grant date, subject to Mr. Dameris’ continued employment with the Company through such vesting date.  On the first business day of each of 2008 and 2009, subject in each case to Mr. Dameris’ continued employment with the Company through such date, the Company will grant to Mr. Dameris, pursuant to the Equity Plan, RSUs covering shares of the Company’s common stock with a Fair Market Value of $500,000 (a “Subsequent Time-Vesting RSU Grant”).  Each Subsequent Time-Vesting RSU Grant will vest on the third anniversary of the grant date, subject to Mr. Dameris’ continued employment with the Company through the vesting date.

TSR Performance-Vesting RSU Grants

On January 2, 2007, the Company will grant to Mr. Dameris, pursuant to the Equity Plan, RSUs covering shares of the Company’s common stock with a Fair Market Value of $500,000, which shares of common stock will vest on December 31, 2009 based on the Company’s total share return performance compared to that of certain peer companies for the three years following the grant date, and subject to Mr. Dameris’ continued employment with the

Company through the grant date.  On the first business day of each of 2008 and 2009, subject in each case to Mr. Dameris’ continued employment with the Company through such date, the Company will grant to Mr. Dameris, under the Equity Plan, RSUs covering shares of the Company’s common stock with a Fair Market Value of $500,000, which shares of common stock will vest at the end of the third calendar year following the grant date based on the Company’s total share return performance compared to that of certain peer companies for the three years following the grant date, and subject to Mr. Dameris’ continued employment with the Company through the grant date.

EBITDA Performance-Vesting Restricted Stock Grants

On January 2, 2007, the Company will grant to Mr. Dameris, under the Equity Plan, a number of restricted shares of the Company’s common stock with a Fair Market Value of $500,000.  Such shares will be subject to certain restrictions as set forth in a restricted stock agreement, and will vest on December 31, 2009, upon which the restrictions on the shares will lapse if the Company has attained the annual EBITDA growth goals for the first year following the date of the grant and if Mr. Dameris continues to be employed with the Company through December 31, 2009.  On the first business day of 2008 and 2009, the Company will grant to Mr. Dameris, under the Equity Plan, a number of shares of restricted stock with a Fair Market Value of $500,000.  Such shares will be subject to certain restrictions as set forth in a restricted stock agreement, and will vest on the third calendar year following the grant date, upon which the restrictions of the shares will lapse if the Company has attained the annual EBITDA growth goals for the first year following the grant date and if Mr. Dameris continues to be employed with the Company through the end of the third year following the grant date.

Stock Bonus

On December 14, 2006, the Company made a one-time grant to Mr. Dameris, under the Equity Plan, of 25,000 fully vested and unrestricted shares of the Company’s common stock.

Shares Subject to Stockholder Approval

Pursuant to the Amendment, 400,000 shares subject to the Initial Stock Option and all shares subject to the Subsequent Stock Option are subject to, and will not vest or become exercisable prior to approval by the stockholders of the Company of an amendment to the Equity Plan to increase the number of shares available for issuance under the Equity Plan to a sufficient amount to cover shares subject to the Initial Stock Option and Subsequent Stock Option awards.  If the Compensation Committee determines that shares previously approved by the Company’s stockholders were available under the Equity Plan at the time of such grant, then the Compensation Committee may reduce the number of shares subject to shareholder approval under the Amendment.  In addition, if, at the Company’s annual stockholders’ meeting in 2007, the stockholders do not approve such an Equity Plan amendment or authorize an increase sufficient to issue shares in respect of any awards otherwise granted subsequent to such meeting, then the vesting of such awards will be delayed, as determined by the Compensation Committee, until the Company’s stockholders approve an increase sufficient to permit the issuance of shares subject to such awards.

Severance

Pursuant to the Amendment, in the event that the Company terminates Mr. Dameris’ employment without cause or if employment is terminated by Mr. Dameris with good reason: 1) the Company will continue, for a period of 18 months commencing on the effective date of termination, to pay Mr. Dameris’ annual base salary and to pay for Mr. Dameris’ existing Company insurance coverage; and 2) any unvested equity grants shall vest as provided in the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: December 20, 2006	By:	/s/ Kristi Wolff
		Name:	Kristi Wolff
		Title:	Vice President of Finance and Controller